UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders (1) elected each of William T. Bosway, Roger A. Cregg, Joseph A. Cutillo, Julie A. Dill, Dana C. O'Brien and Dwayne A. Wilson to serve as directors of the Company, each until the next annual meeting or the election of his or her successor; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (3) ratified the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2025.

Of the 30,416,977 shares of the Company’s common stock outstanding as of the record date, 26,304,405 shares were represented in person or by proxy at the Annual Meeting. The independent inspector of elections reported the final vote of stockholders as follows:

Proposal No. 1: Election of each of the six director nominees.

Name	For	Against	Abstain	Broker Non-Votes

William T. Bosway	22,738,286	241,033	18,390	3,306,696

Roger A. Cregg	22,605,701	373,509	18,499	3,306,696

Joseph A. Cutillo	22,896,107	84,589	17,013	3,306,696

Julie A. Dill	22,885,586	100,255	11,868	3,306,696

Dana C. O'Brien	22,667,264	309,011	21,434	3,306,696

Dwayne A. Wilson	22,562,034	418,559	17,116	3,306,696

Proposal No. 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes

21,893,911	1,067,320	36,478	3,306,696

Proposal No. 3: Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2025.

For	Against	Abstain

25,652,377	640,774	11,254

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	May 8, 2025	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Interim Chief Financial Officer